As filed with the Securities and Exchange Commission on December 4, 1998
                                                Registration No.  333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                             -----------------------

                                Xiox Corporation
             (Exact name of Registrant as specified in its charter)

                             -----------------------

          Delaware                                         95-3824750
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                        Identification Number)


                        577 Airport Boulevard, Suite 700
                          Burlingame, California 94010
                                 (650) 375-8188
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             -----------------------

                               William H. Welling
                     President and Chief Executive Officer
                                Xiox Corporation
                        577 Airport Boulevard, Suite 700
                          Burlingame, California 94010
                                 (650) 375-8188
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             -----------------------

                                   Copies to:
                          Blair W. Stewart, Jr., Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
                                 (650) 493-9300

                             -----------------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.[ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             -----------------------

                              CALCULATION OF REGISTRATION FEE
============================================================================================
                                                                Proposed
                                              Proposed          Maximum
Title of Each Class       Amount              Maximum          Aggregate        Amount of
of Securities to          to be            Offering Price       Offering      Registration
 be Registered          Registered           Per Share(1)        Price            Fee
--------------------------------------------------------------------------------------------
Common Stock
 $0.01 par value,
 1,907,989 of which
 are issuable upon
 conversion of
 Series A Preferred
 Stock.............  2,693,686 shares (2)      $7.8125      $21,044,421.87       $5,850.35
--------------------------------------------------------------------------------------------
Common Stock
 $0.01 par value
 issuable upon
 exercise of
 September 1998
 warrants...........    50,000 shares (3)      $7.8125        $390,625.00         $108.59
============================================================================================

(1)  Estimated  solely  for the  purpose of  computing  the  amount of the  registration  fee pursuant to Rule 457 promulgated under the Securities Act of 1933.

(2)  In the event of a stock  split,  stock  dividend or similar  transaction  involving  our common  stock,  the  number  of shares of common  stock  registered  hereunder  shall be automatically  increased  to cover  the  additional  shares  that  would be  issued,  in accordance with Rule 416(a) promulgated under the Securities Act of 1933.

(3)  Pursuant to Rule 416 promulgated  under the Securities Act of 1933, there are also being registered  such  indeterminate  number  of  additional  shares as may  become  issuable pursuant to the anti-dilution provisions of the Warrants.

                           --------------------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information contained in this prospectus is not complete and may be amended. These securities may not be sold until the related registration statement filed with the SEC or any applicable state securities commission becomes effective. This prospectus is not an offer to sell nor is it seeking an offer to buy any securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED December 4, 1998

                                   PROSPECTUS

                                Xiox Corporation

                        2,743,686 Shares of Common Stock

         The shareholders of Xiox listed below are offering and selling up to 2,743,686 shares of common stock under this prospectus. We will not receive any part of the proceeds from this offering.

         We issued the securities covered by this prospectus to the selling shareholders in connection with either stock purchase agreements or warrants between us and the selling shareholders. The selling shareholders will receive certain shares covered by this prospectus upon the conversion of preferred stock and the exercise of warrants. The precise number of shares of common stock which the selling shareholders will receive upon conversion of preferred stock cannot be determined at this time. Accordingly, the actual number of shares issued may be higher or lower than the number specified above.

         The selling shareholders may offer their shares through public or private transactions, on or off the Nasdaq SmallCap Market, at prevailing market prices or privately negotiated prices. No period of time has been fixed within which the shares may be offered or sold.

         We have agreed to bear the expense of the registration and sale of the shares being offered by the selling shareholders (other than selling commissions, and the fees and expenses of counsel and other advisers to the selling shareholders). We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         Our common stock is quoted on the Nasdaq SmallCap Market and is traded under the symbol "XIOX." On December 1, 1998, the average of the high and low sale prices of one share of our stock on the Nasdaq Small Cap Market was $8.03.

                            -----------------------

         THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is December 4, 1998

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

         Our common stock is quoted on the Nasdaq SmallCap Market. Reports and other information concerning us may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders sell all of the shares covered by this prospectus:

         (1)  our Forms 8-K filed on October 8, 1998 and September 24, 1998;

         (2) our Annual Report on Form 10-K405 for the fiscal year ended December 31, 1997;

         (3) our Quarterly Reports on Forms 10-QSB and 10-QSB/A for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998; and

         (4) our Proxy Statement on Form 14A as filed on April 7, 1998.

         This prospectus is part of a registration statement we filed with the SEC. You may request a copy of the registration statement or any of the above filings, at no cost, by writing or telephoning the Chief Financial Officer at the following address:

         Xiox Corporation
         577 Airport Boulevard, Suite 700
         Burlingame, California 94010
         (650) 375-8188

         You should rely only on the information or representations provided in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. The selling shareholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                               Prospectus Summary

         BECAUSE THIS IS A SUMMARY, IT DOES NOT INCLUDE ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU DECIDE TO INVEST.

         In addition, you should be aware that this prospectus constitutes part of a registration statement on Form S-3, together with all of its amendments and exhibits. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, please refer to the registration statement, copies of which may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the SEC.

         Statements contained in this prospectus about the contents of any document filed as an exhibit to the registration statement, or incorporated by reference in the registration statement, must be read in the context of the registration statement and as qualified in all respects by that context.

         We have registered as United States trademarks Xiox Hacker Tracker(R), Summa Pro(R), Summa Suite(R), Hacker Tracker(R), Hacker Preventer(R), Hacker Deadbolt(R), Fort Knox(R), Prophet Writer(R), and the OpenWindow and Curtain logo. Xiox(TM) and Summa Voice(TM) are our trademarks.

--------------------------------------------------------------------------------

                             About Xiox Corporation

         Xiox Corporation, a Delaware corporation, was incorporated in California in September 1982 and became a publicly held company in February 1986. Our stock is quoted under the symbol "XIOX" on the Nasdaq SmallCap Market.

         We design, develop, manufacture and market telecommunications management software and hardware systems which operate on personal computers, Local Area Networks and stand-alone proprietary hardware. Our systems efficiently provide information to facilitate telephone expense control; client, department or project billback; call traffic monitoring and analysis; and fraud control prevention. These systems can meet the simple needs of a 25 person office or the complex needs of a multi-site Fortune 500 corporation. In addition, we market voice mail and a complete family of telephone and network security products.

         Since our incorporation, our product line has expanded from a single software system to a full range of Telecommunication Management Systems, each of which has been designed to address the needs of small or large businesses in many different industries. In addition to our software and hardware-based systems, we also provide call costing rate tables and system enhancements to end users under subscription arrangements. Our products are sold to the commercial and hospitality markets and are comprised of six product categories:

         Call Accounting
         Traffic Engineering
         Facilities and Alarm Management
         PBX Security
         Voice Mail / Auto Attendant
         Answer Detection Systems

         We  market  our  systems   through  a  direct  sales  force,   dealers,
subsidiaries of the regional bell operating companies and original equipment manufacturers.

         Our address and telephone number are: Xiox Corporation, 577 Airport Boulevard, Suite 700, Burlingame, California 94010, (650) 375-8188.


                                  The Offering

         This prospectus relates to the sale of up to 2,743,686 shares of our common stock by the selling shareholders named below.

--------------------------------------------------------------------------------

                                  RISK FACTORS

         BEFORE YOU INVEST IN OUR COMMON STOCK, YOU SHOULD BE AWARE AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK, AND THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS, AND THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR COMMON STOCK.

         SOME OF THE INFORMATION IN THIS DOCUMENT MAY CONTAIN FORWARD-LOOKING STATEMENTS. YOU CAN IDENTIFY SUCH STATEMENTS BY NOTING THE USE OF FORWARD-LOOKING TERMS SUCH AS "BELIEVES," "EXPECTS," "PLANS," "ESTIMATES" AND OTHER SIMILAR WORDS. CERTAIN RISKS, UNCERTAINTIES OR ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT MAY AFFECT SUCH STATEMENTS. THE FOLLOWING RISK FACTORS AND OTHER CAUTIONARY STATEMENTS COULD CAUSE OUR ACTUAL OPERATING RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENT. WE CAUTION YOU TO KEEP IN MIND THE FOLLOWING RISK FACTORS AND OTHER CAUTIONARY STATEMENTS AND TO REFRAIN FROM PLACING UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS DOCUMENT.


Fluctuations in Quarterly Operating Results; Stock Price Volatility

         We typically experience weaker sales in the first quarter of each calendar year compared to sales for the last quarter of the previous year. Shortfalls in our revenues or earnings from levels expected in the market could have an immediate and significant adverse effect on the trading price of our common stock. Moreover, our stock price is subject to the volatility generally associated with technology stocks and may also be affected by broader market trends unrelated to our performance.


Competition

         The market for our software products is competitive and is characterized by change in technology and user needs and the introduction of new products. In order to remain competitive, we must rapidly respond to such changes, including the enhancement and upgrading of existing products and the introduction of new products. Most of our competitors and many potential competitors have substantially greater financial, marketing and technology resources than we do. Our major competitors are Telco Research, ISI-Infortext and Nortel (MAT). We cannot be certain that we will be able to compete successfully against either current or potential competitors or that competition will not have a material adverse effect on our business, consolidated results of operations and financial condition.


Revenue Concentration

         Although no single customer accounted for more than 10% of our revenues in 1996, one customer accounted for 12% of revenue during 1997. We derive a substantial portion of our revenues from sales of new call accounting products, updates and rate table renewals. As such, any factor adversely affecting sales of new call accounting products, updates and rate table renewals, including such factors as market acceptance, product performance and reliability, reputation, price competition and competing products, as well as general economic and market conditions, could have a material adverse effect on our business, consolidated results of operations and financial condition.

Product Development and Introduction

         The software products we offer are internally complex and, despite extensive testing and quality control, may contain errors or defects ("bugs"), especially when first introduced. Defects or errors could result in corrective releases to our software products, damage to our reputation, loss of revenues, an increase in product returns, claims for damages, or lack of market acceptance of our products, any of which could have a material and adverse effect on our business, consolidated results of operations and financial condition.

         The software industry is characterized by rapid technological change as well as changes in customer requirements and preferences. We believe that our future results will depend largely upon our ability to offer products that compete favorably with respect to price, reliability, performance, range of useful features, continuing product enhancements, reputation and training. Delays or difficulties, including the discovery of product defects, may result in the delay or cancellation of planned development projects and could have a material and adverse effect on our business, consolidated results of operations and financial condition. In addition, increased competition in the market for call accounting products could also have a negative impact on our business, consolidated results of operations and financial condition.

         In 1997, we began a significant development effort in a new product line addressing the combined telephony and data markets. Although we received in 1997 and 1998 approximately $12.5 million in funding for this development effort, we will require additional funding before the new product line returns a profit. The additional funding will be used for marketing, continued engineering, sales, working capital, and to fund research and development activities. We cannot be certain that we will be able to obtain the additional required funding, or that the new product line will become profitable. Moreover, the introduction of the new product line may result in new competition. Even if the new product line is successfully introduced and is profitable, we cannot be certain that the new product line will result in profitability for Xiox.


Dependence on Distribution Channels

         We sell our products primarily through our network of authorized dealers. Our ability to effectively distribute our products depends in part upon the financial and business condition of our distribution network. The loss of or a significant reduction in business with any one of our major dealers could have a material adverse effect on our business, consolidated results of operations and financial condition in future periods.

Year 2000 Readiness

         Definition. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs and embedded systems that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. If one of our internal systems, or those of a customer, supplier or service provider, do not correctly recognize date information when the year changes to 2000, there could be an adverse impact on our operations.

         We have assessed the capability of our products sold to customers and believe that for these products we have no exposure to contingencies related to the Year 2000 issue that would have a material adverse effect on our financial position or results of operations. A list of Year 2000 Ready products has been posted on our web site and has been sent to customers and distributors via company newsletters.

         Products. Our products receive data from other equipment such as PC's and PBX's and can only properly handle Year 2000 dates if they receive Year 2000 compliant data. Some systems we sell or have sold with computer BIOS manufactured prior to 1996 will need to have the internal clock reset or the BIOS modified in order to ensure proper performance.

         We believe that the likelihood of a material adverse impact due to problems with products sold to customers is low and expect that any costs to be incurred to assure Year 2000 capability relating to product released or in development will not have a material adverse effect on our financial position, results of operations or cash flow.

         Internal Systems. During the nine months ending September 30, 1998, we continued our efforts to assess and remediate our computer systems, telecommunications systems, software systems and related equipment to ensure each system will function properly as the Year 2000 approaches. The Year 2000 program is being conducted in four phases: (a) Identification, (b) Assessment,
(c) Remediation, and (d) Testing.

o The Identification Phase is nearing completion for all currently installed systems. The target for completion of this phase is 12/31/98. All new systems acquired after this date will be subject to assessment prior to purchase.

o The Assessment Phase is estimated at 75% complete and is targeted for completion by 12/31/98 for all systems currently implemented.

o The Remediation Phase is estimated at 50% complete based on the systems requiring patches or upgrades. The primary system requiring attention is our Manufacturing and Financial Management System, Macola. The upgrade to this system is scheduled for completion in the first quarter of 1999.

o The Testing Phase is currently in a preliminary stage. Testing of systems and interfaces will occur near the end of the Remediation Phase.

         We currently believe our information systems will be Year 2000 compliant by the end of the second quarter of 1999.

         External Suppliers. We have begun the process of identifying our top suppliers and seeking confirmation on their Year 2000 compliance. For those with sizeable volume or that are single source for components or services, we will be sending these suppliers a Year 2000 compliance survey. We expect this process to be completed by mid-1999.

         We have received information that the most critical systems, services or products supplied to us by external sources are Year 2000 ready or are expected to be Year 2000 ready by mid 1999.

         We will be developing contingency plans for systems and services provided by vendors that do not respond to our requests or fail in their readiness efforts.

         State of Readiness. As of this date, we have made significant progress in the process of identifying systems, completing an assessment and implementing solutions for the high priority internal systems so that our computer systems will function properly with respect to dates in the year 2000 and thereafter.

         We are actively participating with customers and suppliers to ensure progress is being made and that the dates forecast are reasonable and attainable.

         Costs. Other than time spent by our internal information technology and other personnel, we have not incurred any significant costs in identifying, assessing and remediating year 2000 issues.

         Because we are in a growth phase, systems improvement initiatives are underway to improve our primary business systems. We do not anticipate any significant costs related to remediation efforts because planned systems improvements shall include year 2000 readiness as a standard requirement.

         This statement assumes that third party suppliers have accurately assessed the compliance of their products and that they will successfully correct any issues in non-compliant products. Because of the complexity of correcting the Year 2000 issue, actual costs may vary from estimates.

         Although the total cost to obtain Year 2000 compliance is not known at this time, we currently expect the cost to be less than $150,000. The actual cost, however, could exceed this estimate. These costs are not expected to have a material effect on our financial position, results of operations or cash flows.

         Contingency Plans. Based upon the progress of our plan, we expect that we will not experience a material disruption of our operations as a result of the change to the new millennium. However, we cannot be certain that the third parties who have supplied technology used in our mission critical systems will be successful in taking corrective action in a timely manner.

         We are developing contingency plans with respect to certain key technology used in our mission critical systems, which are intended to enable us to continue to operate.

         The contingency plans include performing certain processes manually, repairing systems and changing suppliers if necessary, although we cannot be certain that these contingency plans will successfully avoid service disruption in the operation of business as usual.


                           FORWARD-LOOKING STATEMENTS

         This Prospectus, including, but not limited to the above section discussing risk factors, as well as the information incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those projected in the forward-looking statements as a result of many factors, including the risk factors set forth above. Reference is made in particular to the forward looking statements set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K405 for the fiscal year ending December 31, 1997, and the Quarterly Reports on Form 10-QSB for the quarters ending March 31, 1998, June 30, 1998, and September 30, 1998, as well as all other documents filed after the date hereof by Xiox, all of which are incorporated herein by reference. In connection with the forward-looking statements which appear or are incorporated by reference herein, prospective purchasers of the common stock offered hereby should carefully consider both the factors set forth above under "Risk Factors" and the risk factors described in the documents incorporated by reference.

                              SELLING SHAREHOLDERS

         The following table provides the names of the selling shareholders and the number of shares being offered by each of them. After completion of this offering, assuming all the shares offered hereby are sold, no selling shareholder will hold any Xiox securities except as set forth in the footnotes below.

            Selling Shareholders                           No. of Shares Offered
--------------------------------------------------------------------------------

Intel Corporation (a Delaware corporation)                       1,005,989

Flanders Language Valley Fund CVA  (incorporated
under the laws of Belgium)                                         985,697

Zero Stage Capital (a Massachusetts partnership)                   200,000

Lagunitas Partners (a California partnership)                      120,000

Gruber and McBaine International (a Grand Cayman corporation)       80,000

Compass Chicago Partners (a Delaware limited partnership)           80,000

Compass Technology Partners (a Delaware limited partnership)        40,000

Roy and Ruth Rogers Unit Trust UTD 9/28/89 (a California trust)     40,000

The Rogers Family Trust UTD 1/21/81 (a California trust)            30,000

Yu Hong Co., Ltd. (incorporated under the laws of Taiwan)           30,000

Ho Hong Investment Co., Ltd. (incorporated under the
laws of Taiwan)                                                     30,000

Bay Area Microcap Fund, L.P., (a California limited partnership)    30,000

China First Steel Ropes Manufacturing Co., Ltd.
(incorporated under the laws of Taiwan)                             20,000

Robert and Virginia McAfee Declaration and Agreement
of Trust DTD 2/15/91 (a California trust)                            2,000

Brian G. Swift                                                      30,000(2)

John J. Early                                                       10,000(2)

Jay L. Hayes                                                        10,000(2)

         No selling shareholder has held any position, office or other material relationship with us or any of our affiliates within the past three years, except for Robert McAfee, who is a director of the Company, and Philip

--------------------------

1 Bay Area Microcap Fund owns 268,564 shares of common stock in addition to the shares offered hereby.

2    These holders will own their shares upon the exercise of warrants.

Vermeulen, who is one of our directors and is the managing director of FLV. Mr. Vermeulen disclaims beneficial ownership of the shares held by FLV except to the extent of his proportionate ownership interest in FLV.

         We sold 625,820 shares of Series A Preferred Stock on September 21, 1998, and 1,282,169 shares of Series A Preferred Stock on October 5, 1998 to certain of the selling shareholders in private transactions. On September 21, 1998 we granted warrants to purchase 50,000 shares of common stock to certain of the selling shareholders in private transactions. The shares of Series A Preferred Stock are convertible into an equivalent number of shares of common stock. Such shares of common stock, issuable upon either conversion of the Series A Preferred Stock or exercise of the Warrants, are registered hereunder.

         In addition, we sold 40,000 shares of common stock to FLV on July 7, 1997, and sold an additional 534,400 to FLV on September 24, 1997, subject to future adjustment. On March 25, 1998, FLV acquired an additional 211,297 shares of common stock as a result of a purchase price adjustment for the shares purchased on September 24, 1997. These shares of common stock are registered hereunder.

         Each selling shareholder has represented to us that he, she, or it purchased the securities described above for investment, with no present intention of distribution. However, in recognition of the fact that investors, even though purchasing the securities described above for investment, may wish to be legally permitted to sell their securities when they deem appropriate, we have filed with the Commission under the Securities Act the Registration Statement with respect to the sale of the common stock covered hereby from time to time in through public or private transactions, on or off the Nasdaq SmallCap Market, at prevailing market prices or privately negotiated prices, through the writing of options on the securities owned by the selling shareholders, or through a combination of the foregoing. We have agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until October 5, 2002.


                              PLAN OF DISTRIBUTION

         Any or all of the shares may be sold from time to time by each selling shareholder, its pledgees, donees, transferees, distributees or successors-in-interest. Each selling shareholder may sell all or a portion of the shares from time to time while the registration statement of which this prospectus is a part remains effective. The Company has agreed that it will use its best efforts to keep the registration statement effective until October 5, 2002 (or a shorter period if all the shares have been sold or disposed of prior to such time). The aggregate proceeds to a selling shareholder from the sale of shares offered by it hereby will be the prices at which such shares are sold, less any commissions.

         Each selling shareholder may sell shares on the Nasdaq Smallcap Market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at time of sale, at prices related to such market prices or at negotiated prices. Shares may be sold by one or more of the following methods, without limitation: (a) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus, (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, (d) privately negotiated transactions, and (e) a combination of any such methods of sale. In effecting sales, brokers and dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholder (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling shareholder to sell a specified number of shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for the selling shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above. Each selling shareholder may also sell shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

         In connection with distributions of shares or otherwise, a selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the Company's common stock in the course of hedging the positions they assume with the selling shareholder. The selling shareholder may also sell the Company's common stock short and deliver shares to close out such short positions. The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of shares offered hereby, which shares such broker-dealers or other financial institutions may resell pursuant to this prospectus. The selling shareholder may also pledge shares to a broker-dealer or other financial institution, and, upon default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus.

         The selling shareholder and any brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation. The Company will pay all expenses of registration (including the fees and expenses of the selling shareholder's counsel) incurred in connection with this offering, but the selling shareholder will pay all underwriting discounts, brokerage commissions and other similar expenses incurred by the selling shareholder. The Company has agreed to indemnify the selling shareholder against certain losses, claims, damages and liabilities, including those arising under the Securities Act.

         The selling shareholder may sell the shares at any price. Sales of the shares at less than market prices may depress the market price of the Company's common stock. Moreover, generally, selling shareholders are not restricted as to the number of shares which may be sold at any one time, and it is possible that a significant number of shares could be sold at the same time.


                                  LEGAL MATTERS

         For the purposes of this offering, Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, is giving its opinion on the validity of the shares and certain legal matters pertaining to Xiox.


                                     EXPERTS

         The consolidated financial statements of Xiox Corporation as of December 31, 1997 and 1996, and for each of the years in the two year period ended December 31, 1997, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

==========================================  ====================================

         No dealer,  salesperson or other
person has been  authorized in connection
with any offering made hereby to give any
information     or    to     make     any
representations    other    than    those
contained in or incorporated by reference
in this  Prospectus,  and,  if  given  or
made, such information or representations
must not be relied  upon as  having  been
authorized.   This  Prospectus  does  not
constitute   an   offer   to  sell  or  a
solicitation  of  an  offer  to  buy  any
security   other   than  the   securities                Xiox Corporation
offered hereby, nor does it constitute an
offer  to sell or a  solicitation  of any
offer  to  buy  any  of  the   securities
offered  hereby  to  any  person  in  any
jurisdiction   in  which  such  offer  or
solicitation  would be unlawful or to any
person  to whom it is  unlawful.  Neither
the delivery of this  Prospectus  nor any       2,743,686 Shares of Common Stock
offer or sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Xiox or that the information contained herein is correct as of any time subsequent to the date hereof.

            -----------------                           -----------------
            TABLE OF CONTENTS
            -----------------                              PROSPECTUS

                                                        -----------------
Page
----
Where You Can Find More Information .. 1
Prospectus Summary ................... 2
Risk Factors ......................... 4
Forward Looking Statements ........... 7
Selling Shareholders ................. 8
Plan of Distribution ................. 9
Legal Matters ........................ 10
Experts .............................. 10                December 4, 1998

           ---------------

==========================================  ====================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee and the Nasdaq SmallCap Market listing fee.



          Securities and Exchange Commission registration fee ......  $5,959
          Nasdaq SmallCap Market listing fee .......................   7,500
          Printing and engraving expenses ..........................   1,500
          Legal fees and expenses ..................................  10,000
          Accounting fees and expenses .............................   3,000
          Transfer agent and registrar fees and expenses ...........   1,500
          Miscellaneous ............................................   1,500
                                                                     -------
               Total ............................................... $30,959
                                                                     =======


Item 15.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         Article VI of the Registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

         Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

         The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 16.  Exhibits


Exhibit
Number         Description
-------------  -----------------------------------------------------------------


  1.1 (1) Stock Purchase and Investor Rights Agreement dated September 21, 1998 between the Registrant and certain investors and the exhibits thereto

  4.1 (2)      Restated Certificate of Incorporation of Registrant

  4.2 (3) Certificate of Designations, Preferences and Other Rights dated September 17, 1998

  4.3 (4) Right of First Refusal and Co-Sale Agreement dated September 21, 1998 between the Registrant and certain investors

  4.4          Form of Common Stock Certificate

  4.5 (5)      Bylaws of Registrant, as amended

  5.1          Opinion  of  Wilson  Sonsini  Goodrich  &  Rosati,   Professional
               Corporation

 23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants

 23.2          Consent  of  Wilson  Sonsini  Goodrich  &  Rosati,   Professional
               Corporation (Included in Exhibit 5.1 hereto)

 24.1          Power of Attorney (included on P. II-4)

---------------------

(1) Filed as exhibit 4.5 to the Registrant's Report on Form 8-K filed with the Commission on September 24, 1998 and incorporated herein by reference.

(2) Filed as exhibit 3.3 to the Registrant's Report on Form 8-K filed with the Commission on September 24, 1998 and incorporated herein by reference.

(3) Filed as exhibit 3.4 to the Registrant's Report on Form 8-K filed with the Commission on September 24, 1998 and incorporated herein by reference.

(4) Filed as exhibit 4.6 to the Registrant's Report on Form 8-K filed with the Commission on September 24, 1998 and incorporated herein by reference.

(5) Filed as exhibit 3.2 to the Registrant's Annual Report on Form 10-K405 for the fiscal year ended December 31, 1997 filed with the Commission on March 31, 1998 and incorporated herein by reference.


Item 17.  Undertaking

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         4. For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14a-c under the Securities Exchange Act or 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Xiox Corporation certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on this 4th day of December 1998.

                                   Xiox Corporation


                                   By: / / William H. Welling
                                       -----------------------------------------
                                           William H. Welling
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William H. Welling, as his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                 Title                                     Date
--------------------------------     ------------------------------------------         -----------------
/ / William H. Welling               President and Chief Executive Officer and          December 4, 1998
--------------------------------     Director (Principal Executive Officer)
   (William H. Welling)


/ / Melanie D. Johnson               Chief Financial Officer                             December 4, 1998
--------------------------------
   (Melanie D. Johnson)

/ / Mark A. Parrish, Jr.             Director                                            December 4, 1998
--------------------------------
   (Mark A. Parrish, Jr.)

/ / Robert K. McAfee                 Director                                            December 4, 1998
--------------------------------
   (Robert K. McAfee)

/ / Bernard T. Marren                Director                                            December 4, 1998
--------------------------------
   (Bernard T. Marren)

/ / Atam Lalchandani                 Director                                            December 4, 1998
--------------------------------
   (Atam Lalchandani)

/ / Philip Vermeulen                 Director                                            December 4, 1998
--------------------------------
   (Philip Vermeulen)

                                  Exhibit Index

   Exhibit
   Number      Description
-----------    -------------

   1.1 (1)     Stock Purchase and Investor Rights  Agreement dated September 21,
               1998  between  the  Registrant  and  certain  investors  and  the exhibits thereto
   4.1 (2)     Restated Certificate of Incorporation of Registrant
   4.2 (3)     Certificate of  Designations,  Preferences and Other Rights dated
               September 17, 1998
   4.3 (4)     Right of First Refusal and Co-Sale  Agreement dated September 21,
               1998 between the Registrant and certain investors
   4.4         Form of Common Stock Certificate
   4.5 (5)     Bylaws of Registrant, as amended
   5.1         Opinion  of  Wilson  Sonsini  Goodrich  &  Rosati,   Professional
               Corporation
   23.1        Consent of KPMG Peat Marwick LLP,  independent  certified  public accountants
   23.2        Consent  of  Wilson  Sonsini  Goodrich  &  Rosati,   Professional
               Corporation (Included in Exhibit 5.1 hereto)
   24.1        Power of Attorney (included on P. II-4)

--------------------
(1) Filed as exhibit 4.5 to the Registrant's Report on Form 8-K filed with the Commission on September 24, 1998 and incorporated herein by reference.

(2) Filed as exhibit 3.3 to the Registrant's Report on Form 8-K filed with the Commission on September 24, 1998 and incorporated herein by reference.

(3) Filed as exhibit 3.4 to the Registrant's Report on Form 8-K filed with the Commission on September 24, 1998 and incorporated herein by reference.

(4) Filed as exhibit 4.6 to the Registrant's Report on Form 8-K filed with the Commission on September 24, 1998 and incorporated herein by reference.

(5) Filed as exhibit 3.2 to the Registrant's Annual Report on Form 10-K405 for the fiscal year ended December 31, 1997 filed with the Commission on March 31, 1998 and incorporated herein by reference.